Exhibit 3.2

Alberto-Culver Company

(a Delaware corporation)

BYLAWS

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Alberto-Culver Company (hereinafter the “Corporation”) in the state of Delaware shall be at 1209 Orange Street, Wilmington, DE 19801, and the name of the registered agent of the corporation at such address is The Corporation Trust Company.

Section 2. Other Offices. The Corporation shall have the authority to establish and operate branches and offices and otherwise legally qualify to do business, carry on business operations, and create, manage and participate in subsidiaries, investments, partnerships, funds, joint ventures or any other form of business operation, and to purchase, lease, sell, own and operate property of every description, at such place or places within or without the State of Delaware and in any and all foreign countries outside of the United States, as the Corporation may from time to time select.

ARTICLE II

MEETINGS OF STOCKHOLDERS

CONSENT IN LIEU OF MEETING

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or outside the State of Delaware, date and hour as may be fixed from time-to-time by the board of directors (hereinafter the “Board”) and designated in the notice of waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholder’s annual meeting are taken by written consent in lieu of a meeting pursuant to Section 5 of this Article.

Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the President or the Secretary of the Corporation or the record holders of at least a majority of the shares of common stock of the Corporation issued and outstanding, to be held at such place, date and hour as shall be designated in the notice of meeting or in the waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 3. Voting. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. All elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation of the Corporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 4. Quorum. Except as otherwise required by law, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders.

Section 5. Stockholder’s Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful things as are not by law or by the

Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The number of directors shall be three (3) or such other number as shall be fixed from time-to-time by the stockholders. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 3. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or directors, including the entire Board, may be removed, with or without cause, and their successors elected, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 5 of Article II hereof.

Vacancies occurring in the Board as a result of removal of directors without cause or the creation of new directorships increasing the number of directors may be filled only by vote of the stockholders or by their written consent pursuant to Section 5 of Article II hereof. Other vacancies occurring in the Board for any other reason may be filled by such vote or consent of the stockholders or by vote of the Board or by the directors’ written consent pursuant to Section 5 of this Article. If the number of directors then in office is less than a quorum, such other vacancies may be filled by a vote of a majority of the directors then in office.

Section 4. Meetings.

(A) Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. .

(B) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board or the President shall from time-to-time determine. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(C) Notice of Meetings. The Secretary shall give notice to each

Director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director at such director’s residence or usual place of business, with postage prepaid, at least two days before the day on which such meeting is to be held, or shall be sent to such director at such place by telegraph, cable wireless or other form of recorded communication, or be delivered personally or by telephone not less than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(D) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time-to-time determine, or as shall be designated in the respective notices of waivers of notice thereof.

(E) Quorum and Manner of Action. One-third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time-to-time until a quorum shall be present.

(F) Organization. At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside, in the following order of precedence:

(a) the President; or

(b) any director chosen by a majority of the directors present.

The Secretary or, in the case of his or her absence, any Assistant Secretary whom the chairperson shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 5. Directors’ Consent in Lieu of a Meeting. Action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board, or committee, as the case may be.

Section 6. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES OF THE BOARD

The Board, by resolution adopted by a majority of the Board, may designate from among its members one or more committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee. The Board shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board.

ARTICLE V

OFFICERS

Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board and shall consist of a President, a Secretary and a Treasurer and may include a Chairperson of the Board, one or more Vice Presidents, a Controller or one or more Assistant Secretaries, Assistant Treasurers or Assistant Controllers. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any two or more offices may be held by the same person. None of the officers of the Corporation need be directors.

Section 2. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the bylaws or, to the extent not so provided, by the Board.

Section 3. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation with or without cause.

Section 4. Vacancies. If an office becomes vacant for any reason, the Board shall fill such vacancy.

Section 5. Chairperson of the Board. If there shall be a Chairperson of the Board, the Chairperson of the Board shall preside at meetings of the Board and of the stockholders at which the Chairperson of the Board is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. The Chairperson of the Board shall perform such other duties as the Board may from time-to-time determine. Except as otherwise provided by resolution of the Board, the Chairperson of the Board shall be ex-officio a member of all committees of the Board.

Section 6. The President. The President shall be the chief executive officer of the Company and shall preside at all meetings of the stockholders and, if there be no Chairperson of the Board, of the Board. Subject to the provisions of these bylaws and to the direction of the Board, he or she shall have the responsibility for the general management and control of the affairs and business of the Corporation and such other powers which from time to time are delegated to him or her by the Board. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation..

Section 7. Vice-Presidents. The Vice-President or, if there be more than one, the Vice-Presidents in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

Section 8. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties as incident to the office of the Secretary and such other duties as from time-to-time may be assigned to him by the Chairperson of the Board, if any, the President or the Board.

Section 9. Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

Section 10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts or receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him by the Chairperson of the Board, the President or the Board. If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board and the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property or whatever kind in his possession or under his control belonging to the Corporation.

Section 11. Assistant Treasurer. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

Section 12. The Controller. The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy. The Treasurer shall attend all meetings of the Board and shall report to the Chairperson of the Board, the President or the Board, as the Board may prescribe.

Section 13. Assistant Controllers. The Assistant Controllers, if any, in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform all other duties as the Board or the Controller shall prescribe.

Section 14. Additional Powers of Officers. In addition to the powers specifically provided in these bylaws, each officer (including officers other than those referred to in these bylaws) shall have such other or additional authority and perform such duties as the Board may from time to time determine.

Section 15. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairperson of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this section which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or any Vice President.

ARTICLE VI

CHECKS, DRAFTS, DEPOSITS AND DIVIDENDS

Section 1. Checks and Drafts. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver checks, drafts and other orders for the payment of money, notes, mortgages or other evidences of indebtedness issued in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time-to-time to the credit of the Corporation or otherwise as the Board or treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board shall select.

Section 3. Dividends. Subject to the provisions of the certificate of incorporation of the Corporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property, or in shares of the capital stock. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VII

SHARES AND THEIR TRANSFER; FIXING RECORD DATE

Section 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the Chairperson of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2. Record. A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3. Transfer and Registration of Stock. Transfers of shares of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, including, without limitation, pursuant to a power of attorney, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears in the share record books of the Corporation or at his last known post office address.

Section 5. Lost, Destroyed or Stolen Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond, in such sum as the Board may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or certificates.

Section 6. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates of stock of the Corporation. The Board may appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signature of any of them.

Section 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board my fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

SEAL

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal 2010 Delaware.”

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first (31st) day of December in each year unless changed by resolution of the Board.

ARTICLE X

INDEMINFICATION AND INSURANCE

Section 1. Indemnification. Each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was made or has agreed to become a director, officer or employee of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually or reasonable incurred by him or her in connection with such action, suit or proceeding, and expenses incurred in connection therewith may be advanced by the Corporation, all to the fullest extent and in the manner permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time-to-time. Similar indemnification may be provided by the Corporation to any person, not a director, officer or employee, who has been or is a party or is threatened to be made a party to any such action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation or for its benefit as an agent of another corporation, partnership, joint venture, trust or other enterprise.

Indemnification of, and advancement of expenses to, a director, officer or employee of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise under this Section of Article X (unless otherwise ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director, officer or employee is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 145 of the General Corporation Law of the State of Delaware, as amended from time-to-time. Any indemnification of, and advancement of expenses to, an agent of the Corporation or of another corporation partnership, joint venture, trust or other enterprise under this Section 1 of Article X (unless otherwise ordered by a court) may be made by the Corporation unless a determination is made that indemnification of the agent is not proper in the circumstances because he or she has not me the applicable standard of conduct set froth in said Section 145. Any such determination shall be made (1) by the Board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders. No such determination shall create any presumption in any action, suit or proceeding that any director, officer, employee or agent has not met the applicable standard of conduct. No termination of any action, suit e or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall, of itself, create any presumption that any director, officer, employee or agent has not met the applicable standard of conduct.

The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer and employee who serves in such capacity at any time while such provisions, as well as the relevant provisions of the General Corporation Law of the State of Delaware, are in effect, any amendment or repeal thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such contract right many not be modified retroactively without the consent of such director, officer or employee, as the case may be.

The indemnification provided by this Section 1 of Article X shall not be deemed exclusive of any other rights to those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as an action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Invalidation of any portion of this Section 1 of Article X shall not affect the validity of any other portion hereof.

Section 2. Insurance for Indemnification. The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the fullest extent and in the manner permitted by the applicable laws of the United States and the State of Delaware form time-to-time in effect.

ARTICLE XI

AMENDMENTS

These by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws. All such amendments must be approved by either the affirmative vote of the holder of shares of stock issued and outstanding entitled to vote thereon representing at least a majority of the votes entitled to be case thereon or by a majority of the Board of Directors and, in either case, such action may be taken by written consent in accordance with these bylaws.